EXHIBIT 99.1

Investor Relations Contact: Raphael Gross 203-682-8253 investorrelations@dfrg.com Media Relations Contact: Phil Denning, ICR Phil.Denning@icrinc.com 646-277-1258
Del Frisco’s Restaurant Group Announces Review of Strategic Alternatives
to Maximize Shareholder Value
IRVING, Texas, December 20, 2018 - Del Frisco’s Restaurant Group, Inc. (“Del Frisco’s” or the “Company”) (NASDAQ: DFRG) today announced that its Board of Directors (the “Board”) has commenced a comprehensive review of strategic alternatives. The Del Frisco’s Board, in consultation with its financial and legal advisors, will review and consider a full range of options focused on maximizing shareholder value, including a possible sale of the Company or any of its dining concepts.
Ian R. Carter, Chairman of the Board, commented, “The Board believes that conducting a strategic review process is in the best interests of shareholders. The Board continues to support the Company’s existing strategic priorities and believes that Del Frisco’s exceptional collection of dining concepts will serve as the foundation for continued growth. We believe that pursuing these complementary paths is in the best interests of our shareholders and is designed to maximize value.”
Norman J. Abdallah, Chief Executive Officer, said, “While the Board conducts its review, Del Frisco’s management team and employees will continue delivering world-class dining experiences, executing our ongoing initiatives, increasing operational efficiencies, improving financial performance, and attracting and retaining extraordinary talent.”
The Board is proceeding expeditiously and has formed a transaction committee to assist in its evaluation of strategic alternatives. The Board intends to be diligent and thorough in reviewing its options and completing its review in a timely manner but does not intend to comment until the process is concluded or it is otherwise determined that further disclosure is necessary or appropriate. There can be no assurance that the exploration of strategic alternatives will result in a transaction.
Piper Jaffray & Co. is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Del Frisco’s.
About Del Frisco’s Restaurant Group, Inc.
Based in Irving, Texas, Del Frisco's Restaurant Group, Inc. is a collection of 73 restaurants across 16 states and Washington, D.C., including Del Frisco's Double Eagle Steakhouse, Barcelona Wine Bar, bartaco, and Del Frisco's Grille.

Del Frisco's Double Eagle Steakhouse serves flawless cuisine that's bold and delicious, and offers an extensive award-winning wine list and level of service that reminds guests that they're the boss. Barcelona serves tapas both simple and elegant, using the best seasonal picks from local markets and unusual specialties from Spain and the Mediterranean, and offers an extensive selection of wines from Spain and South America featuring over 40 wines by the glass. bartaco combines fresh, upscale street food and award-winning cocktails made with artisanal spirits and freshly-squeezed juices with a coastal vibe in a relaxed environment. Del Frisco's Grille is modern, inviting, stylish and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.BarcelonaWineBar.com, www.bartaco.com, and www.DelFriscosGrille.com. For more information about Del Frisco's Restaurant Group, Inc., please visit www.DFRG.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors leading thereto may include, without limitation, uncertainties as to the structure, terms, and timing of any strategic transaction resulting from the strategic review and whether it will be completed, the impact of any such strategic transaction on Del Frisco’s, whether the strategic benefits of any such strategic transaction can be achieved, general economic conditions, conditions in the markets that the Company is engaged in, behavior of customers, suppliers, and competitors, and the legal and regulatory rules affecting Del Frisco’s. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may,” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations, or other characterizations of future events, circumstances, or results, including all statements related to the review of strategic alternatives for Del Frisco’s, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Del Frisco’s Annual Report on Form 10-K for the year ended December 26, 2017 and its Quarterly Report on Form 10-Q for the period ended September 25, 2018 under headings such as “Forward-Looking Statements”, “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events, or to report the occurrence of unanticipated events.